                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):  JANUARY 4, 2007
(DECEMBER 26, 2006)                                        ---------------
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                           COVER-ALL TECHNOLOGIES INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        DELAWARE                        0-13124                13-2698053
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(STATE OR OTHER JURISDICTION          (COMMISSION             (IRS EMPLOYER
     OF INCORPORATION)                FILE NUMBER)           IDENTIFICATION NO.)


                    55 LANE ROAD, FAIRFIELD, NEW JERSEY 07004
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                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


Registrant's telephone number, including area code         (973) 461-5200
                                                   -----------------------------


                                       N/A
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                EXPLANATORY NOTE

The Current Report on Form 8-K filed by Cover-All Technologies Inc. with the Securities and Exchange Commission on December 27, 2006 (the "Original Filing") is being amended to disclose under Item 5.02(e) information previously disclosed under Item 1.01 relating to the Employment Agreement between the Company and John Roblin entered into on December 26, 2006. Except with respect to the addition of the third sentence in the second paragraph below describing Mr. Roblin's performance bonus, no other changes were made to the Original Filing.

ITEM 5.02(E)      COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

        On December 26, 2006, Cover-All Technologies Inc., a Delaware corporation (the "Company"), entered into an employment agreement with John Roblin, the Company's Chairman of the Board, President and Chief Executive Officer, effective as of January 1, 2007. The following brief description of this employment agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 10(e)(5).

        Pursuant to the employment agreement, Mr. Roblin will receive an annual base salary of $300,000 plus benefits and the use of a Company car, including maintenance and repair expenses in connection with the use of the car. In addition, Mr. Roblin is entitled to a bonus based on the financial performance of the Company, which bonus shall be paid in the form of cash and/or shares of the Company's common stock under the Company's Amended and Restated 2005 Stock Incentive Plan (the "Plan"). In no event will cash payments made to Mr. Roblin pursuant to his performance bonus exceed his base salary, and any bonus which may be payable to Mr. Roblin in excess of his base salary will be payable in shares of the Company's common stock pursuant to the Plan.

        In addition, on the effective date of the employment agreement, Mr. Roblin is entitled to receive options to purchase 500,000 shares of the Company's common stock. The options will be granted pursuant to the Plan at a price per share equal to the fair market value of such shares on the date of the grant and will vest as to all 500,000 shares three years following the effective date of the employment agreement, PROVIDED, HOWEVER, that options as to 250,000 shares shall immediately vest and become exercisable on the first date the Company enters into a Qualifying Agreement (as defined below), and options as to 250,000 shares shall immediately vest and become exercisable on the second date the Company enters into a Qualifying Agreement. A "Qualifying Agreement" means any fully executed customer agreement pursuant to which the Company is entitled to receive at least $1,000,000 in license revenue or maintenance (for the first year of such agreement) revenue.

        Mr. Roblin's employment agreement is for a term of one year, PROVIDED, HOWEVER, that each of Mr. Roblin and the Company may terminate the employment agreement at any time, with or without reason or cause, upon written notice to the other party. If the employment of Mr. Roblin is terminated for any reason, including upon the expiration of the employment agreement, Mr. Roblin will be entitled to receive (i) any accrued and unpaid base salary and accrued and unused vacation days through the date of termination, (ii) the pro rata portion of his performance bonus based on the number of days he was employed during the year, and (iii) any unreimbursed business expenses. In addition, Mr. Roblin will be entitled to receive, as severance, for a period of six months following such termination, his base salary, benefits and continued use of the

Company car, including related maintenance and repair expenses. Upon such termination, the Company and Mr. Roblin have agreed to mutually release each other for all claims arising in connection with Mr. Roblin's employment with the Company.

        The employment agreement also contains a confidentiality provision, a non-solicitation covenant and a mutual non-disparagement clause.

        On December 27, 2006, the Company issued a press release, a copy of which is attached as Exhibit 99.1.


ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

       (c)                EXHIBITS.
                          ---------

        10(e)(5) Employment Agreement, dated December 26, 2006, between the Company and John Roblin.*

        99.1              Press Release, dated December 27, 2006.*

        *Previously filed.


                          [signature on following page]

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          COVER-ALL TECHNOLOGIES INC.


Date:  January 4, 2007                    By:       /s/ Ann Massey
                                             ---------------------------------
                                             Ann Massey, Chief Financial Officer